EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-175496) on Form S-8 of Naugatuck Valley Savings & Loan Employee Savings Plan of our report dated June 26, 2013, relating to our audit of the financial statements of the Naugatuck Valley Savings and Loan Employee Savings Plan as of December 31, 2012, appearing in this annual report on Form 11-K of the Naugatuck Valley Savings and Loan Employee Savings Plan for the year ended December 31, 2013.

Hartford, Connecticut

June 30, 2014